                               RACOM SYSTEMS, INC.
                            1993 EMPLOYEE STOCK PLAN


                               SECTION 1:  PURPOSE


          The general purpose of the Racom Systems, Inc. 1993 Employee Stock Plan (the "Plan") is to further the growth and development of Racom Systems, Inc. (the "Company") by affording an opportunity for stock ownership through the grant of stock options and restricted stock to selected employees, directors and consultants of the Company and its subsidiaries who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success.

                             SECTION 2:  DEFINITIONS

          Unless otherwise indicated, the following words when used herein shall have the following meanings:

          (a) "Affiliate" shall mean, with respect to any person or entity, a person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity.

          (b) "Board of Directors" shall mean the Board of Directors of the Company.

          (c) "Change in Control" shall be deemed to have occurred (1) at such time as a third person, including a "group" as defined in Section 13 (d)
     (3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company having 50% or more of the total number of votes that may be cast for the election of Directors of the Company, or (2) on the date on which the stockholders of the Company approve (i) any agreement for a merger or consolidation in which the Company will not survive as an independent corporation or (ii) any sale, exchange or other disposition of all or substantially all of the Company's assets, or (3) on the effective date of any sale, exchange or other disposition of greater than 50% in fair market value of the Company's assets. In determining whether clause (1) of the preceding sentence has been satisfied, the third person owning shares must be someone other than a person or an Affiliate of a person that, as of May 25, 1993, was the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of Directors of the Company. The Committee's reasonable determination as to whether such an event has occurred shall be final and conclusive.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (e) "Common Stock" shall mean the Company's common stock (par value $.01 per share) and any share or shares of the Company's capital stock hereafter issued or issuable in substitution for such shares.

          (f)   "Director" shall mean a member of the Board of Directors.

          (g) "Disinterested Director" shall mean a Director who is not, during the one year prior to service as an administrator of the Plan, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any Affiliate of the Company, except as provided in
     Section 7.8 of the Plan or except for such grants or awards as may otherwise be permitted without disqualifying such Director as a disinterested director within the meaning of Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          (h) "External Director" shall mean a Director who is not an employee of the Company.

          (i) "Grantee" shall mean any employee (including an employee who is also a Director) who is awarded shares of Common Stock pursuant to a Restricted Stock Award.

          (j) "Incentive Stock Option" shall mean any option granted to an eligible employee (including an employee who is also a Director) under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Section 422 of the Code.

          (k) "Limited SARI" shall mean a stock appreciation right subject to the terms of Section 12.2.

          (l) "Nonqualified Stock Option" shall mean any option granted to an eligible employee, Director or consultant under the Plan which is not an Incentive Stock Option.

          (m) "Option" shall mean and refer collectively to Incentive Stock Options and Nonqualified Stock Options.

          (n)   "Option Agreement" means the agreement specified in Section 7.2.

          (o) "Optionee" shall mean any employee, Director or consultant who is granted an Option under the Plan. "Optionee" shall also mean the personal representative of an Optionee and any other person who acquires the right to exercise an Option by bequest or inheritance.

          (p) "Parent" shall mean a parent corporation of the Company as defined in Section 424(e) of the Code.

          (q) "Qualifying External Director" shall mean an External Director who (i) owns less than 5% of all classes of the Company's equity securities, and (ii) is not an employee or an Affiliate or a designee to the Board of Directors of a person or entity which owns 5% or more of any class of the Company's equity securities.

          (r) "Related Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option which has been granted in conjunction with a Limited SAR.

          (s) "Restricted Stock" shall mean shares of Common Stock awarded to an eligible employee (including an employee who is also a Director) which are subject to the restrictions set forth in Section 10 of the Plan and the Restricted Stock Agreement. "Restricted Stock" shall also include any shares of the Company's capital stock issued as the result of a dividend on or split of Restricted Stock. Upon termination of the restrictions, such Common Stock or other capital stock shall no longer be Restricted Stock.

          (t)  "Restricted Stock Agreement" means the agreement specified in
     Section 10.2.

          (u) "Restricted Stock Award" means the grant of Restricted Stock under this Plan.

          (v) "Restriction Period" shall be the period set forth in the Restricted Stock Agreement which is the period beginning on the date of grant of the Restricted Stock Award and ending on the vesting of the Restricted Stock.

          (w) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

                           SECTION 3:  EFFECTIVE DATE

          The effective date of the Plan is May 25, 1993; provided, however, that the adoption of the Plan by the Board of Directors is subject to approval and ratification by the shareholders of the Company within 12 months of the effective date. Options and Restricted Stock Awards granted under the Plan prior to approval of the Plan by the shareholders of the Company shall be subject to approval of the Plan by the shareholders of the Company.

                           SECTION 4:  ADMINISTRATION

          4.1 ADMINISTRATIVE COMMITTEE. The Plan shall be administered by a Committee appointed by and serving at the pleasure of the Board of Directors, consisting of not less than two Disinterested Directors (the "Committee") . The Board of Directors may from time to time remove members from or add members to the Committee, and vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors.

          4.2 COMMITTEE MEETINGS AND ACTIONS. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Committee shall be the acts of the Committee and shall be final, binding and conclusive upon all persons, including the Company, its Subsidiaries, its shareholders, and all persons having any interest in Options or Restricted Stock Awards which may be or have been granted pursuant to the Plan.

          4.3 POWERS OF COMMITTEE. Subject to the restrictions of Section 7.8, the Committee shall have the full and exclusive right to grant and determine terms and conditions of all Options and Restricted Stock Awards granted under the Plan and to prescribe, amend and rescind rules and regulations for administration of the Plan. In granting Options and Restricted Stock Awards, the Committee shall take into consideration the contribution the Optionee or Grantee has made or may make to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine.

          4.4 INTERPRETATION OF PLAN. The determination of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its Subsidiaries, its shareholders, and all persons having any interest in Options or Restricted Stock Awards which may be or have been granted pursuant to the Plan.

          4.5 INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, with the Company's approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against him, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


                      SECTION 5:  STOCK SUBJECT TO THE PLAN

          5.1 NUMBER. The aggregate number of shares of Common Stock which may be issued under Options and Restricted Stock Awards granted pursuant to the Plan shall not exceed 1,700,000 shares. Shares which may be issued under Options and Restricted Stock Awards may consist, in whole or in part, of authorized but unissued stock or treasury stock of the Company not reserved for any other purpose.

          5.2 UNUSED STOCK. If any outstanding Option under the Plan expires or for any other reason ceases to be exercisable, in whole or in part, other than upon exercise of the Option or a Limited SAR, the shares which were subject to such Option and as to which the Option had not been exercised shall continue to be available under the Plan. Any Restricted Stock which is forfeited to the Company pursuant to restrictions contained in this Plan shall not be counted in determining the number of shares of Common Stock available to be awarded under the Plan.

          5.3 ADJUSTMENT FOR CHANGE IN OUTSTANDING SHARES. If there is any change, increase or decrease, in the outstanding shares of Common Stock which is effected without receipt of additional consideration by the Company, by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other similar circumstances, then in each such event, the Committee shall make an appropriate adjustment in (i) the aggregate number of shares of stock available under the Plan and (ii) the number of shares of stock subject to each outstanding Option and Restricted Stock Award and the option price of each outstanding Option in order to prevent the dilution or enlargement of any Optionee or Grantee's rights. In making such adjustments, fractional shares shall be rounded to the nearest whole share. The Committee's determinations in making adjustments shall be final and conclusive.

          5.4   REORGANIZATION OR SALE OF ASSETS.     If the Company is merged
or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets of the Company are acquired by another entity, or if the Company is liquidated or reorganized (each of such events being referred to hereinafter as a "Reorganization Event") , the Committee shall, as to outstanding Options, either (1) make appropriate provision for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or other wise reorganized corporation, which will be issuable in respect of the Common Stock, provided that no additional benefits shall be conferred upon Optionees as a result of such substitution, and provided further that the excess of the aggregate fair market value of the shares subject to the Options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Options immediately before such substitution over the purchase price thereof, or (2) upon written notice to all Optionees, which notice shall be given not less than 20 days prior to the effective date of the Reorganization Event, provide that all unexercised Options and Limited SARs must be exercised within a specified number of days (which shall not be less than ten) of the date of such notice or such Options will terminate. In response to a notice provided pursuant to clause (2) of the preceding sentence, an Optionee may make an irrevocable election to exercise the Optionee's Option contingent upon and effective as of the effective date of the Reorganization Event. In the alternative, if the Reorganization Event would also result in a Change in Control, the Optionee may make an irrevocable election to exercise the Optionee's Limited Stock Appreciation Right contingent. upon and effective as of the effective date of the Reorganization Event. The Committee may, in its sole discretion, accelerate the exercise dates of outstanding Options in connection with any Reorganization Event which does not also result in a change in Control.

                             SECTION 6:  ELIGIBILITY

          All full- or part-time salaried employees of the Company and its Subsidiaries who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success shall be eligible to receive Incentive Stock Options, Nonqualified Stock Options and Restricted Stock Awards under the Plan. Subject to the restrictions in Section 7.8, Qualifying External Directors shall be eligible to receive Nonqualified Stock Options, but not Incentive Stock Options, under the Plan. No External Director who is not a Qualifying External Director shall be eligible to receive Options under the Plan. No External Director shall be eligible to receive Restricted Stock Awards under the Plan. Consultants shall be eligible to receive Nonqualified Stock Options, but not Incentive Stock Options or Restricted Stock Awards, under the Plan. Any Director who is otherwise eligible to participate, who makes an election in writing not to receive any grants under the Plan, shall not be eligible to receive any such grants during the period set forth in such election.

                          SECTION 7:  GRANT OF OPTIONS

          7.1 GRANT OF OPTIONS. Subject to the restrictions of Section 7.8, the Committee may from time to time in its discretion, after consultation with the President of the Company, determine which of the eligible employees, Directors and consultants of the Company or its Subsidiaries should receive Options, the type of Options to be granted (whether Incentive Stock Options or Nonqualified Stock Options) , the number of shares subject to such Options, whether the Optionee shall also receive Limited SARs, and the dates on which such Options are to be granted. No employee may be granted Incentive Stock Options to the extent that the aggregate fair market value (determined as of the time each Option is granted) of the Common Stock with respect to which any such Options are exercisable for the first time during a calendar year (under all incentive stock option plans of the Company and its Parent and Subsidiaries) would exceed $100,000.

          7.2 OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a written Option Agreement setting forth the terms upon which the Option is granted. Each Option Agreement shall designate the type of Options being granted (whether Incentive Stock Options or Nonqualified Stock Options), whether the Optionee shall also receive Limited SARs, and shall state the number of shares of Common Stock, as designated by the Committee, to which that Option pertains. More than one Option, and both Options and Restricted Stock Awards, may be granted to an eligible person.

          7.3 OPTION PRICE. The option price per share of Common Stock under each Option shall be determined by the Committee and stated in the Option Agreement. The option price for Incentive Stock Options granted under the Plan shall not be less than 100% of the fair market value (determined as of the day the Option is granted) of the shares subject to the Option. The option price for Nonqualified Stock Options granted under the Plan shall not be less than 85% of the fair market value (determined as of the day the Option is granted) of the shares subject to the Option.

          7.4 DETERMINATION OF FAIR MARKET VALUE. If the Common Stock is listed upon an established stock exchange or exchanges, then the fair market value per share shall be deemed to be the average of the quoted closing prices of the Common Stock on such stock exchange or exchanges on the day for which the determination is made, or if no sale of the Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was such a sale. If the Common Stock is not listed upon an established stock exchange but is traded in the NASDAQ National Market System, the fair market value per share shall be deemed to be the closing price of the

Common Stock in the National Market System on the day for which the determination is made, or if there shall have been no trading of the Common Stock on that day, on the next preceding day on which there was such trading. If the Common Stock is not listed upon an established stock exchange and is not traded in the National Market System, the fair market value per share shall be deemed to be the mean between the dealer "bid" and "ask" closing prices of the Common Stock on the NASDAQ System on the day the option is granted or, if there shall have been no trading of the Common Stock on that day, on the next preceding day on which there was such trading. If none of these conditions apply, the fair market value per share shall be deemed to be an amount as determined in good faith by the Committee by applying any reasonable valuation method.

          7.5 DURATION OF OPTIONS. Each Option shall be of a duration as specified in the Option Agreement; provided, however, that the term of each Option shall be no more than ten years from the date on which the Option is granted and shall be subject to early termination as provided herein.

          7.6 ADDITIONAL LIMITATIONS ON GRANT. No Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Section 424(d) of the Code) representing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary, unless the option price of such Incentive Stock Option is at least 110% of the fair market value (determined as of the day the Incentive Stock Option is granted) of the stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable more than five years from the date it is granted.

          7.7 OTHER TERMS AND CONDITIONS. The Option Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Committee shall deem appropriate, including, without limitation, provisions that relate the Optionee's ability to exercise an Option to the passage of time or the achievement of specific goals established by the Committee or the occurrence of certain events specified by the Committee. The Option Agreement may also provide that any shares of Common Stock acquired upon exercise of a Nonqualified Stock Option shall become, upon such acquisition, Restricted Stock subject to the terms of a Restricted Stock Agreement which shall be set forth as an attachment to the Stock Option Agreement.

          7.8 GRANTS TO QUALIFYING EXTERNAL DIRECTORS. Notwithstanding anything in the Plan to the contrary, Qualifying External Directors shall not be eligible to receive Option grants except pursuant to this Section 7.8. Each person who first becomes a Director of the Company on or after May 25, 1993 and who is a Qualifying External Director shall be granted a Nonqualified Stock Option to purchase 5,000 shares of Common Stock effective on the date on which such person becomes a Director of the Company. So long as such Director continues to serve on the Board and continues to be a Qualifying External Director, such Director shall be granted a Nonqualified Stock Option to purchase an additional 2,000 shares of Common Stock effective on each anniversary of the date on which such person became a Director of the Company. The exercise price of all Options granted pursuant to this Section 7.8 shall be 100% of the fair market value (determined as of the day the Option is granted) of the shares subject to the Option. All Options granted pursuant to this Section 7.8 shall be fully vested as of the date of grant. Provisions of this Plan which relate to the amount, price and timing of Option grants to Directors, including without limitation the provisions of this Section 7.8, shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

                         SECTION 8:  EXERCISE OF OPTIONS

          8.1 MANNER OF EXERCISE. Subject to the limitations and conditions of the Plan or the Option Agreement, an Option shall be exercisable, in whole or in part, from time to time, by giving written notice of exercise to the Secretary of the Company, which notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by (1) payment in full to the Company of the purchase price of the shares to be purchased, plus (2) payment in cash or by certified or bank cashier's check of such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise of the Option, and (3) a representation meeting the requirements of Section 14.1 if requested by the Company, and (4) a Stock Restriction Agreement meeting the requirements of Section 14.2 if requested by the Company.

          8.2 PAYMENT OF PURCHASE PRICE. Payment for shares shall be in the form of either (1) cash, (2) a certified or bank cashier's check to the order of the Company, or (3) shares of the Common Stock, properly endorsed to the Company, in an amount the fair market value of which on the date of receipt by the Company (as determined in accordance with Section 7.4) equals or exceeds the aggregate option price of the shares with respect to which the Option is being exercised, or (4) in any combination thereof; provided, however, that no payment may be made in shares of Common Stock unless payment in such form has been approved in advance by the Committee. Upon the exercise of any Option, the Company, in its sole discretion, may make financing available to the Optionee for the payment of the purchase price on such terms and conditions as the Committee shall specify.

                 SECTION 9:  RESTRICTIONS ON TRANSFER OF OPTIONS

          Options and Limited SARs granted pursuant to the Plan are not transferable by the Optionee other than by Will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or Limited SAR contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option or Limited SAR, the Option and Limited SAR shall immediately become null and void.

                  SECTION 10: GRANT OF RESTRICTED STOCK AWARDS

          10.1 GRANT OF RESTRICTED STOCK AWARDS. The Committee may from time to time in its discretion, after consultation with the President of the Company, determine which of the eligible employees of the Company or its Subsidiaries (including employees who are also Directors) should receive Restricted Stock Awards, the number of shares subject to such Restricted Stock Awards, and the dates on which such Restricted Stock Awards are to be granted.

          10.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock Award granted under the Plan shall be evidenced by a written Restricted Stock Agreement setting forth the terms upon which the Restricted Stock Award is granted. Each Restricted Stock Agreement shall state the number of shares of Common Stock, as designated by the Committee, to which that Restricted Stock Award pertains and the price, if any, to be paid by the Grantee for the Restricted Stock. More than one Restricted Stock Award, and both options and Restricted Stock Awards, may be granted to an eligible person.

          10.3 ISSUANCE OF RESTRICTED STOCK. The right to receive Restricted Stock shall be conditioned upon the delivery by the Grantee of (1) payment in full, in cash or by certified or bank cashier's check, to the Company of the purchase price, if any, of the Restricted Stock, (2) a representation meeting the requirements of Section 14.2 if requested by the Company, and (3) a Stock Restriction Agreement meeting the requirements of section 14.3 if requested by the Company. The stock certificate or certificates representing the Restricted Stock shall be registered in the name of the Grantee to whom such Restricted Stock shall have been awarded. Such certificates shall remain in the custody of the company and the Grantee shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Restricted Stock that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Restricted Stock Agreement.

          10.4 COMPLETION OF RESTRICTION PERIOD. With respect to each Restricted Stock Award, upon the satisfaction of any applicable restrictions, terms and conditions set forth in this Plan or in the Restricted Stock Agreement, all or part of the Restricted Stock shall become vested as set forth in the Restricted Stock Agreement. The Company shall issue a certificate for shares of Common Stock of the Company as such Restricted Stock becomes vested; provided, however, that prior to such issuance Grantee shall pay, in cash or by certified or bank cashier's check, such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the vesting of the Restricted Stock. If the Grantee fails to satisfy any applicable restrictions, terms and conditions set forth in this Plan or in the Restricted Stock Agreement for any reason, any Restricted Stock held by such Grantee and affected by such conditions shall be forfeited to the Company in return for such consideration as shall be specified in the Restricted Stock Agreement. The Company and its officers are authorized to reflect such forfeiture of Restricted Stock on the Company's stock ledger.

            SECTION 11: RESTRICTIONS ON TRANSFER OF RESTRICTED STOCK

          11.1 RESTRICTIONS. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Grantee shall have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and such other distributions, as the Board of Directors may, in its discretion, designate, pay or distribute on such Restricted Stock, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, except as set forth in this Section
11. The Grantee shall not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived. The Company shall retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period.

          11.2 PROHIBITION ON TRANSFER. Restricted Stock granted pursuant to the Plan is not transferable by the Grantee until all restrictions on such Restricted Stock shall have lapsed. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Restricted Stock, contrary to the provisions hereof, and levy of any attachment or similar process upon the Restricted Stock, shall be null and void. Furthermore, the Company shall not recognize or give effect to such transfer on its books and records or recognize the person or persons to whom such purported transfer has been made as the legal or beneficial owner of the Restricted Stock.

          11.3 LEGEND. Certificates representing shares of Restricted Stock shall bear the following legend, in addition to such other legends as counsel to the Company may deem appropriate:



                       NOTICE OF RESTRICTIONS ON TRANSFER

          THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF THE COMPANY'S 1993 EMPLOYEE STOCK PLAN AND A RESTRICTED STOCK AGREEMENT, WHEREBY THE TRANSFER IN ANY MANNER OF SUCH SHARES OF STOCK OR ANY INTEREST THEREIN IS RESTRICTED AND THE SHARES OF STOCK ARE SUBJECT TO FORFEITURE. A COPY OF SAID PLAN AND SAID AGREEMENT IS ON FILE AT THE REGISTERED OFFICE OF THE COMPANY WHERE IT MAY BE INSPECTED.

To the extent that restrictions on the Restricted Stock have lapsed, certificates bearing the legend provided for herein may be submitted to the Company, and the Company shall reissue such certificates free of such legend.

                         Section 12:  CHANGE IN CONTROL

          12.1 ACCELERATION OF VESTING. Notwithstanding any vesting requirements contained in any Option Agreement, all outstanding options shall become immediately exercisable in full upon the occurrence of a Change in Control. Notwithstanding any vesting requirements contained in any Stock Restriction Agreement, all outstanding Restricted Stock shall become immediately fully vested upon the occurrence of a Change in Control.

          12.2 LIMITED STOCK APPRECIATION RIGHTS. The Committee may, but shall not be obligated to, grant Limited SARs pursuant to the provisions of this
Section 12.2 to an Optionee with respect to all or any portion of the shares of Common Stock subject to the Related Option. The SAR may be granted either concurrently with the grant of the Related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of the Related Option. Each SAR shall be exercisable to the extent the Related Option is then exercisable and may be subject to such additional limitations on exercisability as the Option Agreement may provide. In no event shall an SAR be exercisable after the termination or exercise of the Related Option. Upon the exercise of SARs, the Related option shall be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which SARs are exercised, both for purposes of acquiring shares of Common Stock upon exercise of an Option and for purposes of determining the number of shares of Common Stock which may be issued pursuant to the Plan. Limited SARs may be exercised only during the period beginning on the effective date of a Change of Control and ending on the 90th day after such date. Limited SARs shall be exercised in the same manner as set forth in
Section 8.1; provided, however, that no payment shall be made with respect to the purchase price of the shares to be purchased. Except as set forth in
Section 5.4, the effective date of exercise of a Limited SAR shall be the date on which the Company shall have received notice from the Optionee of the exercise thereof. Upon the exercise of Limited SARs, the Optionee shall receive in cash an amount equal to the fair market value (as determined in accordance with Section 7.4) on the date of exercise of such Limited SAR of the shares of Common Stock with respect to which such Limited SAR shall have been exercised over the aggregate exercise price of the Related Option.

                Section 13:  EFFECT OF TERMINATION OF EMPLOYMENT

          13.1 EFFECT UNION OPTIONS. An Optionee's ability to exercise an Option following the termination of the Optionee's employment shall be determined in accordance with the following provisions.

               13.1.1 TERMINATION OF EMPLOYMENT OTHER THAN UPON DEATH OR DISABILITY. Upon termination of an Optionee's employment with the Company or a Subsidiary other than upon death or disability (within the meaning of Section 22 (e) (3) of the Code), an Optionee may, at any time within 30 days after the date of termination but not later than the date of expiration of the Option, exercise the Option to the extent the Optionee was entitled to do so on the date of termination. Any Options not exercisable as of the date of termination and any Options or portions of Options of terminated Optionees not exercised as provided herein shall terminate.

               13.1.2 TERMINATION BY DEATH OF OPTIONEE. If an optionee shall die while in the employ of the Company or a Subsidiary or within a period of 30 days after the termination of employment with the Company or a Subsidiary, the personal representatives of the Optionee's estate or the person or persons who shall have acquired the Option from the Optionee by bequest or inheritance may exercise the Option at any time within the year after the date of death but not later than the expiration date of the Option, to the extent the Optionee was entitled to do so on the date of death. Any Options not exercisable as of the date of death and any Options or portions of Options of deceased Optionees not exercised as provided herein shall terminate.

               13.1.3 TERMINATION BY DISABILITY OF OPTIONEE. Upon termination of an Optionee's employment with the Company or a Subsidiary by reason of the Optionee's disability (within the meaning of Section 22 (e)
     (3) of the Code), the Optionee may exercise the Option at any time within one year after the date of termination but not later than the expiration date of the Option, to the extent the Optionee was entitled to do so on the date of termination. Any Options not exercisable as of the date of termination and any Options or portions of Options of disabled Optionees not exercised as provided herein shall terminate.

               13.1.4 EXTENSION OF OPTION TERMINATION DATE. The Committee, in its sole discretion, may extend the termination date of an Option granted under the Plan without regard to the preceding provisions of this
     Section 13.1. In such event, the termination date shall be a date selected by the Committee in its sole discretion, but not later than the latest expiration date of the Option permitted pursuant to Section 7.5. Such extension may be made in the Option Agreement as originally executed or by amendment to the Option Agreement, either prior to or following termination of an Optionee's employment. The Committee shall have no power to extend the termination date of an Incentive Stock Option beyond the periods provided in Sections 13.1.1, 13.1.2 and 13.1.3 prior to the termination of the Optionee's employment or without the approval of the Optionee, which may be granted or withheld in the Optionee's sole discretion.

          13.2 EFFECT UPON RESTRICTED STOCK. In the event that a Grantee terminates employment with the Company for any reason, including the death or disability of the Grantee, any Restricted Stock held by such Grantee as of the date of such termination of employment shall be forfeited to the Company as set forth in Section 10.4.

          13.3  TERMINATION OF DIRECTORS AND CONSULTANTS.  For purposes of this
Section 13, a termination of employment shall be deemed to include the termination of a Director's service as a member of the Board of Directors (unless the Director is also an employee) and the termination of a consulting arrangement in the case of consultants.

                         SECTION 14:  ISSUANCE OF SHARES

          14.1  TRANSFER OF SHARES TO OPTIONEE.  As soon as practicable after
(i) an Optionee has given the Company written notice of exercise of an Option and has otherwise met the requirements of
Section 8.1, or (ii) a Grantee has satisfied any applicable restrictions, terms and conditions set forth in this Plan or in the Restricted Stock Agreement with respect to a Restricted Stock Award as set forth in Section 10.4, the Company shall issue or transfer to such Optionee or Grantee the number of shares of Common Stock as to which the Option has been exercised or the Restricted Stock Award has been satisfied and shall deliver to the Optionee or Grantee a certificate or certificates therefor, registered in the Optionee's or Grantee's name. In no event shall the Company be required to transfer fractional shares, and in lieu thereof, the Company may pay an amount in cash equal to the fair market value (as determined in accordance with Section 7.4) of such fractional shares on the date of exercise. If the issuance or transfer of shares by the Company would for any reason, in the opinion of counsel for the Company, violate any applicable federal or state laws or regulations, the Company may delay issuance or transfer of such shares until compliance with such laws can reasonably be obtained. In no event shall the Company be obligated to effect or obtain any listing, registration, qualification, consent or approval under any applicable federal or state laws or regulations or any contract or agreement to which the Company is a party with respect to the issuance of any such shares.

          14.2 INVESTMENT REPRESENTATION. Upon demand by the Company, the Optionee or Grantee shall deliver to the Company a representation in writing that the acquisition of shares under this Plan is being made for investment only and not for resale or with a view to distribution, and containing such other representations and provisions with respect thereto as the Company may require. Upon such demand, delivery of such representation promptly and prior to the transfer or delivery of any such shares and, in the case of an Option, prior to the expiration of the option period, shall be a condition precedent to the right to acquire such shares.

          14.3 STOCK RESTRICTION AGREEMENT. Upon demand by the Company, the optionee or Grantee shall execute and deliver to the Company a Stock Restriction Agreement in such form as the Company may provide at the time of exercise of the Option or grant of the Restricted Stock Award. Such Agreement may include, without limitation, restrictions upon the Optionee's or Grantee's right to transfer shares, including the creation of an irrevocable right of first refusal in the Company and its designees, and provisions requiring the Optionee or Grantee to transfer the shares to the Company or the Company's designees upon a termination of employment. Upon such demand, execution of the Stock Restriction Agreement prior to the transfer or delivery of any shares and, in the case of an Option, prior to the expiration of the option period, shall be a condition precedent to the right to purchase such shares, unless such condition is expressly waived in writing by the Company.

                             SECTION 15:  AMENDMENTS

          The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under" an Option or Restricted Stock Award previously granted. Unless the shareholders of the Company shall have given their approval, the total number of shares which may be issued under the Plan shall not be increased, except as provided in Section 5.3, and no amendment shall be made which reduces the price at which the Common Stock may be offered upon the exercise of Options under the Plan below the minimum required by Section 7.3, except as provided in Section 5.3, or which materially modifies the requirements as to eligibility for participation in the Plan. Subject to the terms and conditions of the Plan, the Board of Directors may modify, extend or renew outstanding options or Restricted Stock Awards granted under the Plan, or accept the surrender of outstanding Options or Restricted Stock Awards to the extent not theretofore exercised and authorize the granting of new Options or Restricted Stock Awards in substitution therefor, except that no such action shall diminish or impair the rights under an Option or Restricted Stock Awards previously granted without the consent of the Optionee or the Grantee.

                            SECTION 16:  TERM OF PLAN

          This Plan shall terminate on May 24, 2003; provided, however, that the Board of Directors may at any time prior thereto suspend or terminate the Plan.

                  SECTION 17:  OPTIONEE'S RIGHTS AS STOCKHOLDER

          An optionee shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares.

                    SECTION 18:  NO SPECIAL EMPLOYMENT RIGHTS

          Nothing contained in this Plan or in any Option or Restricted Stock Award granted under the Plan shall confer upon any Optionee or Grantee any right with respect to the continuation of such person's employment by the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of such person from the rate in existence at the time of the grant of the Option or the Restricted Stock Award.

                           SECTION 19:  GOVERNING LAW

          This Plan, and all Options and Restricted Stock Awards granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Colorado, without regard to the conflicts of laws rules of such State.